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                                                                     Exhibit 5.1



                                               December 30, 1997



Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011

Ladies and Gentlemen:

     I am Senior Vice President and General Counsel of Rite Aid Corporation, a Delaware corporation (the "Company"), and have acted as such in connection with the Registration Statement on Form S-3 of the Company (Registration Number 333-39699), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on November 6, 1997, and Amendment No. 1 thereto, filed with the Commission on the date hereof (such Registration Statement, as so amended, being herein after referred to as the "Registration Statement"), relating to the registration by the Company of (i) $650,000,000 of the Company's 5.25% Convertible Subordinated Notes due September 15, 2002 (the "Notes") issued pursuant to the Indenture, dated as of September 10, 1997, by and between the Company and Harris Trust and Savings Bank, as Trustee (the "Indenture") and (ii) the shares of the common stock par value $1.00 per share (the "Company Common Stock"), of the Company, issuable upon conversion of the Notes.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) an executed copy of the Indenture; (iii) the form of the Notes;
(iv) the Form T-1 Statement of Eligibility of the Trustee filed as an exhibit to the Registration Statement; (v) a specimen certificate evidencing the Company Common
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Stock (vi) the Certificate of Incorporation of the Company, as presently in effect; (vii) the By-Laws of Company, as presently in effect; (viii) the Purchase Agreement, dated September 4, 1997, among the Company and Goldman Sachs & Co., Morgan Stanley & Co. Incorporated, Bear, Sterns & Co. Inc and Salomon Brothers, as initial purchasers, and (ix) certain resolutions of the Board of Directors of the Company and the Pricing Committee of the Board of Directors, in each case relating to the issuance and sale of the Notes, and related matters. I have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, I am of the opinion that:

     1. The Notes have been duly authorized, executed, issued and delivered by the Company and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

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     2.  The shares of Company Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance by the Company, and, if, and when issue and delivered upon conversion of the Notes in accordance with the provisions of the Notes and the Indenture at conversion pries at or in excess of the par value of such Company Common Stock, will be duly and validly issued and fully paid and non-assessable.

     I am admitted to the Bar of the State of Pennsylvania and I do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law and federal laws of the United States.

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                               Very truly yours,

                                               /s/ Elliot S. Gerson

                                               Elliot S. Gerson
                                               Senior Vice President and
                                               General Counsel

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